                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Telecom Wireless Corporation on Form SB-2, as amended, of our report dated October 26, 1999 on the consolidated financial statements of Telecom Wireless Corporation and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ Ehrhardt Keefe Steiner & Hottman PC

                                       Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
February 23, 2000